EXHIBIT 11
                         J. BAKER, INC. AND SUBSIDIARIES
          Computation of Primary and Fully Diluted Earnings Per Share*

                                                                                      Year Ended
                                                            -------------------------------------------------------------
                                                            January 30,               January 31,              February 1,
                                                            1999                      1998                        1997
                                                            ----                      ----                        ----
Net Earnings (Loss) Per Common Share:

Net earnings (loss), basic and diluted                      $ 2,033,518               $ 3,813,107            $(111,427,903)
                                                            ===========               ===========            =============

Weighted average common
     shares outstanding, basic                               14,006,478                13,911,080               13,887,544

Effect of dilutive securities:
     Stock options and performance share awards                 133,257                    59,219                        -
                                                                -------                    ------               ----------
Weighted average common
     shares outstanding, diluted                             14,139,735                13,970,299               13,887,544
                                                             ==========                ==========               ==========

Net earnings (loss) per common share, basic                       $0.15                     $0.27                   $(8.02)
                                                                  =====                     =====                   ======
Net earnings (loss) per common share, diluted                     $0.14                     $0.27                   $(8.02)
                                                                  =====                     =====                   ======



* This calculation is submitted in accordance with Item 601(b)(11) of Regulation
S-K.
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